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                                                                      EXHIBIT 21
                                ZERO CORPORATION

                          Subsidiaries of Registrant*
                              As of March 31, 1998


1.  Air Cargo Equipment Corporation, a Delaware corporation
2.  Air Cargo Equipment (UK) Limited, a U.K. corporation
3.  Air Cooling Technology, Inc., a California corporation
4.  Cambridge Aeroflo, Inc., a Massachusetts corporation
5.  Electronic Solutions, a Nevada corporation
6.  McLean Midwest Corporation, a Minnesota corporation
7.  Nielsen Hardware Corporation, a Connecticut corporation
8.  Precision Fabrication Technologies, Inc., an Indiana corporation
9.  Productos Aereos, S.A., a Mexican corporation
10. Samuel Groves & Co. Limited, a U.K. corporation
11. ZERO FSC Corporation, a Virgin Islands corporation
12. ZERO - East Division, ZERO Corporation, a Massachusetts corporation
13. ZERO Enclosures, Inc., a California corporation
14. ZERO Integrated Systems, a California corporation
15. ZERO International, Inc., a California corporation
16. ZERO Manufacturing Corporation, a California corporation
17. ZERO McLean Europe LTD., a U.K. corporation


* All are 100% owned